Exhibit 10.2

SECOND AMENDMENT
TO THE
BEACH FIRST NATIONAL BANK
AMENDED AND RESTATED
DIRECTOR RETIREMENT AGREEMENT
DATED       , 200
FOR

THIS SECOND AMENDMENT is entered into this      day of      , 200 , by and between BEACH FIRST NATIONAL BANK (the “Bank”), a federally-chartered commercial bank located in Myrtle Beach, South Carolina, and      (the “Director”).

WHEREAS, the Bank and the Director entered into the Amended and Restated Director Retirement Agreement on August 24, 2005, effective as of July 1, 2002 (the “Agreement”);

WHEREAS, the Bank and the Director amended the Agreement on December 28, 2007;

WHEREAS, Section 7.1 of the Agreement provides that the Agreement may be amended upon mutual consent of the parties thereto; and

WHEREAS, the parties now desire to amend the Agreement for the purpose of reducing the Benefit Amount;

NOW, THEREFORE, it is agreed by and between the Bank and the Director as follows:

Section 1.2 of the Agreement shall be amended and replaced as follows:

1.2	“Benefit Amount” means $1,351 (One Thousand Three Hundred Fifty-One Dollars) effective as of July 1, 2009. Commencing June 30, 2010, and at the end of each successive Plan Year thereafter, the Benefit Amount shall be increased by seven percent (7.0%) from the previous Plan Year to a maximum benefit of $13,000 (Thirteen Thousand Dollars).

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date indicated above.

DIRECTOR:	BANK:

BEACH FIRST NATIONAL BANK

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